UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006 (January 3, 2006)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

≅   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

≅   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

≅   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

≅   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.        Registrant's Business and Operations

Item 1.01        Entry into a Material Definitive Agreement

            On January 3, 2006, Seitel Inc. (the "Company") granted 25,000 restricted shares of its common stock, par value $.01 per share, to each of its non-employee directors (C. Robert Black, Kevin S. Flannery, Jay H. Golding, Ned S. Holmes, Charles H. Mouquin, and J.D. Williams and Fred S. Zeidman.)  These grants were made under the Company's 2004 Stock Option Plan and pursuant to the Company's standard arrangements for director compensation.  The restricted shares vest as to one-third of the shares on each of the first, second and third anniversary of the date of grant (January 3, 2007, 2008 and 2009.)  The restricted shares will fully vest upon the earlier death or disability of the director, or on the date immediately prior to a change-in-control of Seitel.  If the director's service as a member of the board of the Company is terminated for any reason, other than on account of his death or disability, then the director shall forfeit all unvested restricted shares unless the compensation committee of the board of directors of the Company, in its sole discretion, waives any or all of such forfeiture.

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SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 5, 2006                                                                     SEITEL, INC.

                                                                                                          By:  /s/ Robert D. Monson

                                                                                                          Robert D. Monson

                                                                                                          President and Chief Executive Officer